TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                                 AND SUBSIDIARIES

                                                                    EXHIBIT II
                                                                    ----------

               COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)

                                              Six Months Ended               Three Months Ended
                                                   April 30,                      April 30,
                                            2 0 0 1         2 0 0 0        2 0 0 1         2 0 0 0
Basic earnings:
  Net (loss) income                     $  (474,999)     $ (829,379)    $  169,044       $   (73,506)
                                        -----------      ----------     ----------       -----------

Shares:
  Weighted common shares outstanding      2,559,453       2,314,866      2,559,453         2,493,759
                                        -----------      ----------     ----------       -----------

Primary earnings per common share       $      (.19)     $     (.36)    $      .07       $      (.03)
                                        ===========      ==========     ==========       ===========

Diluted earnings:
  Net (loss) income                     $  (474,999)     $ (829,379)    $  169,044       $   (73,506)
                                        -----------      ----------     ----------       -----------

Shares:
  Weighted common shares outstanding      2,559,453       2,314,866      2,559,453         2,493,759
  Warrants to consultants                        --              --             --                --
  Employee stock options                         --              --             --                --
  Consultant stock options                       --              --             --                --

Total weighted shares outstanding         2,559,453       2,314,866      2,559,453         2,493,759
                                        -----------      ----------     ----------       -----------

Diluted earnings per common share       $      (.19)     $     (.36)    $      .07       $      (.03)
                                        ===========      ==========     ==========       ===========

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